CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Semiannual Report for the following series of Schwab Investments: Schwab Short-Term Bond Market Fund, Schwab Intermediate-Term Bond Fund, Schwab Total Bond Market Fund, Schwab GNMA Fund, Schwab Treasury Inflation Protected Securities Index Fund, Schwab Tax-Free Bond Fund and Schwab California Tax-Free Bond Fund (the “Funds”) on Form N-CSR for the period ended February 28, 2014 (“periodic report”), each of the undersigned, being the Chief Executive Officer and Principal Financial Officer of Schwab Investments, respectively, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Funds for the period presented therein.

/s/ Marie Chandoha	Date: April 14, 2014
Marie Chandoha
President and Chief Executive Officer

/s/ George Pereira	Date: April 14, 2014
George Pereira
Treasurer and Principal Financial Officer
This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Form N-CSR with the Commission.